EXHIBIT (1)(a)

[Silicon Letterhead]

For Information Contact:
Andrew Pascal, CEO (Analysts)               Joel Pascal (Investor Relations)
(650) 842-9000                              (650) 842-9009

 FOR IMMEDIATE RELEASE

              SILICON GAMING ANNOUNCES EXTENSION OF EXCHANGE OFFER

     PALO ALTO,  California,  May 18, 2000 -- Silicon Gaming, Inc. (OTC Bulletin
Board: SGIC.OB) announced today that it is extending the expiration date of its exchange offer to 5:00 P.M. New York City time on June 23, 2000. The exchange offer was scheduled to expire at 5:00 P.M. New York City time on May 19, 2000.

EquiServe Trust Company, N.A., the Company's transfer agent, will continue to act as exchange agent in the exchange offer, and will also act as warrant agent. Georgeson Shareholder Communications, Inc. will continue to act as information agent in the exchange offer. Shareholders may contact the information agent at
(800) 223-2064, or collect at (212) 440-9800, for information about tendering Election Notices.

Silicon Gaming, Inc. is an industry leader in the design and manufacture of slot machines such as the Odyssey(R) and Quest(TM), which feature such innovative games as Banana-Rama Deluxe, Eureka, Strike-It-Rich, Vacation, Lucky-Draw, TopHat 21 and Phantom Belle Poker. Headquartered in Palo Alto, California, the Company is traded on the OTC Electronic Bulletin Board as SGIC.OB.

                           FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements that involve risks and uncertainties. These are statements about future events, results of operation, business plans and other matters. The Company's actual results may differ materially from the results discussed in the forward-looking statements based on various factors and risks, including those identified in the Company's Form 10-K for the year ended December 31, 1999. We use words such as "expect", "anticipate", "intend" or other similar words to identify forward looking statements. These statements are made based on our current knowledge and understanding. However, there can be no assurances as to whether or not actual results will be consistent with these statements. We have no obligation to update the forward-looking statements made in this press release.

  For more information on Silicon Gaming, Inc., visit the Company's website at
                          http://www.silicongaming.com